UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 26, 2006
Date of Report: (Date of earliest event reported)
CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 342-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.
1.	Fiscal Year 2007 Performance Targets for the Annual Performance Bonus program and the Long-Term Performance program
          On June 26, 2006, the Compensation and Human Resource Committee (the “Committee”) of CA, Inc. (“CA” or the “Company”) established performance targets for certain executives under the Company’s 2007 Annual Performance Bonus program and 2007 Long-Term Performance program (the “2007 LTIP”) which are maintained under the Company’s 2002 Incentive Plan (as amended and restated) (the “2002 Plan”).
          Under the 2007 Annual Performance Bonus program, executives are eligible to receive cash compensation at the end of the fiscal year based on the achievement of certain performance targets. For certain senior executive officers, the Committee established performance measures for determining 2007 Annual Performance Bonus awards comprised of 90% financial measures and 10% customer satisfaction and for certain other executive officers comprised of 50% financial measures, 40% individual performance and 10% customer satisfaction. The financial measures component of the performance measure is comprised of adjusted net income and adjusted cash flow from operations. In addition to these performance measures, the Committee reserves discretion to reduce or eliminate any payout for any reason.
          Under the 2007 LTIP, executives are eligible to receive restricted stock or restricted stock units and 3-year performance awards. Restricted stock or restricted stock unit awards are determined after the completion of the 2007 fiscal year, and are based on the degree of achievement of the performance measures. The Committee established that 50% of the performance measure for the 2007 LTIP will be based on adjusted cash flow from operations and 50% will be based on revenue growth. Executives will also be eligible to receive 3-year performance awards, consisting of unrestricted shares of the Company’s common stock, after the 2007 Performance Cycle. The performance shares awards will be based on average three year adjusted net income and average three year return on invested capital. Although the restricted stock or restricted stock units and 3-year performance awards are subject to the performance measures as defined in the 2007 LTIP, the Committee reserves discretion to reduce or eliminate any payout for any reason.
2.	Employment Agreement Matters
          On June 27, 2006, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mike Christenson, which amended and restated his original employment agreement which was effective as of February 14, 2005. Under the Amended Agreement, in addition to being an Executive Vice President, Mr. Christenson is designated as the Chief Operating Officer of the Company. The term of the Amended Agreement covers Mr. Christenson’s employment from February 14, 2005 until February 13, 2007, unless terminated earlier in accordance with the Amended Agreement.
          Pursuant to the Amended Agreement, Mr. Christenson’s annual base salary is $650,000. With respect to the fiscal year ending March 31, 2007, Mr. Christenson is also eligible to receive a target annual cash bonus of $650,000, subject to the terms and conditions of the Company’s Annual Performance Bonus program. Mr. Christenson is also eligible to receive a target long-term bonus of $2,500,000 for the performance period commencing on April 1, 2006 subject to the terms of the Long-Term Performance Bonus program.
          If Mr. Christenson resigns for “good reason”, is terminated by the Company other than for “cause”, other than on account of death or “disability” (all as defined in the Amended Agreement), subject to Mr. Christenson’s execution and delivery of a release and waiver, the Company shall pay him 12 months of base salary and a pro-rated portion of his target amount under the Annual Performance Bonus program.
          The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to such Amended Agreement (including any schedules and exhibits hereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
3.	Employment Agreement Matters
          On June 28, 2006, the Company entered into an employment agreement with James Bryant. Under the agreement, Mr. Bryant is designated as an Executive Vice President and Chief Administrative Officer of the Company. The employment agreement covers Mr. Bryant’s employment from June 28, 2006 until June 27, 2009, unless terminated earlier in accordance with the agreement.
          The Company will pay Mr. Bryant a $150,000 sign-on bonus, 50% of which will be paid shortly after his first 30 days of employment and the balance of which will be paid after one year, provided that he remains with the Company through the applicable payment date. In the event that Mr. Bryant is terminated for cause at any time during the employment period he will be obligated to immediately repay to the Company any portion of the sign-on bonus paid to him.
          Mr. Bryant’s annual base salary is $500,000. With respect to the fiscal year ending March 31, 2007, Mr. Bryant is also eligible to receive a target annual cash bonus of $200,000 subject to the terms and conditions of the Company’s Annual Performance Bonus program. Mr. Bryant is also eligible to receive a target long-term bonus of $2,500,000 for the performance period commencing on April 1, 2006, subject to the terms of the Long-Term Performance Bonus program. Additionally, management will recommend to the Board that Mr. Bryant be included as a participant in the Company’s Change in Control Severance Policy.
          Management will also recommend that Mr. Bryant be granted stock options to purchase 25,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of a share of common stock on the date of grant, and 25,000 restricted shares (subject to restrictions on transferability set by the Company), in each case pursuant and subject to the 2002 Plan and the applicable grant agreement provided to Mr. Bryant.
          If Mr. Bryant resigns for “good reason”, is terminated by the Company other than for “cause”, other than on account of death or “disability” (all as defined in his agreement), subject to his execution and delivery of a valid and effective release and waiver, the Company will pay Mr. Bryant a lump sum cash amount equal to one (1) times his base salary.
          The foregoing description of Mr. Bryant’s employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement (including any schedules and exhibits hereto), a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement, dated as of June 27, 2006, between CA, Inc. and Michael J. Christenson.

Exhibit 10.2	Employment Agreement, dated as of June 28, 2006, between CA, Inc. and James Bryant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Dated: June 30, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel
and Corporate Secretary